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                                                                  Exhibit 4-28


                                                             Option No. 2002-8


                              STONEPATH GROUP, INC.


                             STOCK OPTION AGREEMENT
                                    UNDER THE
                              STONEPATH GROUP, INC.
                              AMENDED AND RESTATED
                     2000 STOCK INCENTIVE PLAN (the "Plan")



         This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between Stonepath Group, Inc. (the "Corporation"), and the person named on Schedule A hereto (the "Holder").

         WHEREAS, Holder is a valuable employee of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Holder be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Holder an option to purchase shares of common stock of the Corporation (the "Common Stock");

         WHEREAS, to cover the granting of such Options, the Corporation has adopted the Amended and Restated 2000 Stock Incentive Plan (the "Plan");

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Holder an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

         1. Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

              (a) The Holder has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

              (b) Except as otherwise provided in this Stock Option Agreement, this Option is granted under, governed by, and subject in its entirety to, the terms of the Plan;

              (c) The Holder has been provided with, and fully understands, the "Disclosure Document for the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan";

              (d) This Option shall constitute an Incentive Stock Option which is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

              (e) The per share exercise price for the shares subject to this option shall be no less than the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

              (f) This Option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

              (g) No portion of this option may be exercised more than ten (10) years from the Grant Date.
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         2.   Termination of Service. Notwithstanding the provisions of the Plan to the Contrary:

              (a) If during the term of Holder's employment agreement with the Corporation dated January 10, 2002 (the "Employment Term"), the Holder shall cease to perform Service to the Corporation as a result of termination of Holder's employment by the Corporation "For Cause" (as hereafter defined) or termination or resignation by Holder without "Good Reason" (as hereafter defined), then, notwithstanding any provisions otherwise contained in the Plan or this Option Agreement, any Options then exercisable on the date of such termination or resignation, shall only be exercisable for a period of ninety
                   (90) days thereafter; and if not exercised within that period, such Options shall lapse and be of no further force and effect. All remaining Options not exercisable at the time of Holder's termination or resignation as covered by this subparagraph (a), shall lapse and be of no further force and effect.

              (b) If during the Employment Term, the Holder shall cease to perform Service to the Corporation as a result of termination of Holder's employment by the Corporation other than For Cause or by Holder for Good Reason, then, notwithstanding any provisions otherwise contained in the Plan or in this Option Agreement, any Options then exercisable on the date of such termination shall be exercisable until the later of: (i) the scheduled termination of Holder's then effective employment agreement with the Corporation, or (ii) one year from the date of such termination. All remaining Options not exercisable at the time of such termination shall lapse and be of no further force and effect.

        [2. Termination of Service. Notwithstanding any provisions of the Plan to the Contrary:

              (a) If during the term of this Option, Holder either: (is terminated by the Corporation other than "For Cause" (or other than for death or disability as covered in Section 2(b) below); then, and in either of those events, notwithstanding any provision in the Plan to the contrary, upon such termination (x) Holder shall fully vest in 100% of this Option; and (y) the period in which this Option may be exercised shallb e for the entire term of the Option.

              (b) If during the term of this Option, Holder's employment with the Corporation is terminated as a result of Holder's death or disability, then and in either of those events, notwithstanding any provision in the Plan to the contrary, upon such termination (x) Holder shall fully vest in 100% of this Option; and (y) the period in which this Option may be exercised shall be for the entire term of the Option.]

         3. Definitions. As used in this Option Agreement, the following terms shall be defined as set forth hereafter. Unless otherwise defined herein, all terms used in this Option Agreement shall have the meaning ascribed within the Plan.

              (a) For the purposes of this Option, the term "Change of Control" shall have the meaning ascribed thereto in Holder's then effective employment agreement with the Corporation; and if Holder remains employed by the Corporation at a time when no employment agreement is in effect, the term "Change of Control" shall have the meaning ascribed thereto in the Plan.

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              (b)  "For Cause" shall be defined as provided in the Holder's then effective employment agreement with the Corporation; and if Holder remains employed by the Corporation at the time when no employment agreement is in effect, the term "For Cause" shall have the meaning within Holder's most recently effective employment agreement.

              (c) "Good Reason" shall be defined as provided in the Holder's then effective employment agreement with the Corporation and if Holder remains employed by the Corporation at the time when no employment agreement is in effect, the term "Good Reason" shall have the meaning within Holder's most recently effective employment agreement.

         4.   Miscellaneous.

              (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

              (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Delaware, and may be executed in more than one counterpart, each of which shall constitute an original document.

              (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Holder unless reduced to writing and signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                     STONEPATH GROUP, INC.


                                     By:
                                        -------------------------------------
                                        Authorized Executive Officer

                                     HOLDER


                                     ----------------------------------------
                                     Signature

                                     ----------------------------------------
                                     Print Name









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                                   Schedule A

1.       Holder: Bohn Crain

2.       Grant Date: July 3, 2002

3.       Number of Shares of Common Stock covered by the Option: 200,000

4.       Exercise Price: $1.30

5.       The Option shall vest in accordance with the following schedule:

         (a)  General Vesting Provisions:

              (i) Options to purchase 50,000 shares shall vest on July 3, 2003, provided Holder remains continuously employed by the Corporation from the Grant Date through July 3, 2003; and if Holder shall not remain continuously employed by the Corporation through July 3, 2003, he shall forfeit upon such termination of Service (as defined in the Plan), the right to vest in any of the Options granted under this Agreement;

              (ii) thereafter, commencing July 4, 2003, options to purchase 4,166.66 shares shall vest on a monthly basis at the beginning of each month, for a period of 36 consecutive months for as long, during that 36-month period, that Holder remains continuously employed by the Corporation; and once a termination of Service occurs, all unvested Options as of the date of the termination of Service shall no longer continue to vest after the end of the month preceding the month in which the termination of Service occurred, and thereafter Holder forfeits any and all rights to any unvested Options;

         (b)  Upon a Change of Control:

              (iii) Notwithstanding any provision to the contrary in the Plan, or as set forth above, in the event of a Change of Control during the term of Holder's employment with the Corporation, all of the Options granted hereunder shall fully vest as of the date of the Change of Control;

         (c)  Other:

              (iv) upon whatever earlier dates as are permitted by the Corporation in its sole discretion; or

              (v) as otherwise provided for, and in accordance with, the terms and provisions of the Plan.

6. Once a termination of Service occurs, all Options to which Holder is then entitled to exercise may only be exercised, if at all, in accordance with, and subject to, the terms and provisions of the Plan, unless otherwise provided for in this Option Agreement.

                                     STONEPATH GROUP, INC.

                                     By:
                                        --------------------------------------
                                        Authorized Executive Officer


                                     HOLDER

                                     -----------------------------------------
                                     Signature

                                     -----------------------------------------
                                     Print Name

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